                                                                      EXHIBIT 15





Deposit Guaranty Corp.
Jackson, Mississippi

Gentlemen:

RE:  March 31, 1996 Quarterly Report on Form 10-Q

With respect to the subject Quarterly Report, we acknowledge our awareness of the use therein of our report dated April 16, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act, such report is not considered a part of a Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                  Very truly yours,


                                                  /s/ KPMG PEAT MARWICK LLP
                                                  ----------------------------
                                                  KPMG PEAT MARWICK LLP

Jackson, Mississippi
May 15, 1996